Exhibit 99.1

5300 Town and Country Blvd., Suite 500
Frisco, Texas 75034
Telephone: (972) 668-8800
Contact: Gary H. Guyton
Director of Planning and Investor Relations
Web Site: www.comstockresources.com

NEWS RELEASE

For Immediate Release

COMSTOCK RESOURCES, INC. REPORTS
FIRST QUARTER 2013 FINANCIAL AND OPERATING RESULTS

FRISCO, TEXAS, April 29, 2013 – Comstock Resources, Inc. ("Comstock" or the "Company") (NYSE: CRK) today reported financial and operating results for the three months ended March 31, 2013.

Financial Results for the Three Months Ended March 31, 2013

Comstock reported a net loss from continuing operations of $24.5 million or 52¢ per share for the first quarter of 2013 as compared to net income from continuing operations of $1.4 million or 3¢ per diluted share for the three months ended March 31, 2012.  As previously announced, Comstock entered into an agreement on March 14, 2013 to sell its West Texas properties for $768.0 million.  The sale is expected to close on or about May 14, 2013 with an effective date of January 1, 2013.  The West Texas properties have been classified as “Discontinued Operations” as a result of the pending sale.  Including discontinued operations in the first quarter financial results, Comstock reported a net loss of $27.1 million or 58¢ per share for the first quarter of 2013 as compared to net income of $1.4 million or 3¢ per share for the first quarter of 2012.

The first quarter of 2013 results include an unrealized loss from derivative financial instruments of $8.8 million ($5.7 million after tax or 12¢ per share), a gain of $7.9 million ($5.1 million after tax, or 11¢ per share) from sales of marketable securities and an impairment on unevaluated acreage of $2.4 million ($1.6 million after tax or 3¢ per share).  Results for the three months ended March 31, 2012 include an unrealized loss from derivative financial instruments of $10.2 million ($6.6 million after tax or 14¢ per share), a gain on sale of marketable securities of $26.6 million ($17.3 million after tax or 37¢ per share), a gain of $6.7 million ($4.4 million after tax or 9¢ per share) from the sale of oil and gas properties and impairments of unevaluated acreage of $1.3 million ($0.9 million after tax or 2¢ per share).

Comstock's production from continuing operations in the first quarter of 2013 of 432,000 barrels of oil and 15.6 billion cubic feet of natural gas or 18.2 billion cubic feet of natural gas equivalent ("Bcfe") decreased 27% from the 24.9 Bcfe produced in the first quarter of 2012 due to production declines from the Company's Haynesville shale properties and due to divestitures completed in 2012.  Oil production in the first quarter, which averaged 4,800 barrels of oil per day, grew 7% from the 4,500 barrels per day produced in the fourth quarter of 2012.

Comstock's average realized natural gas price increased 21% to $3.15 per Mcf for the first quarter of 2013 as compared to $2.61 per Mcf realized in the first quarter of 2012.  The Company's average realized oil price, including hedging gains, improved by 9% to $111.19 per barrel for the first quarter of 2013 as compared to $102.06 per barrel for the first quarter of 2012.  Oil and gas sales from continuing operations (including realized gains or losses from hedging) of $97.3 million decreased by 5% as compared to 2012's first quarter sales of $102.4 million.  Operating cash flow from continuing operations (before changes in working capital accounts) was $56.3 million in the first quarter of 2013 as compared to operating cash flow from continuing operations of $61.7 million for the first quarter of 2012.  EBITDAX, or earnings before interest, taxes, depreciation, depletion, amortization, exploration expense and other noncash expenses, from continuing operations was $72.5 million in the first quarter of 2013 as compared to EBITDAX from continuing operations of $73.0 million in the first quarter of 2012.

2013 Drilling Results

Comstock reported on the results to date of its 2013 drilling program related to its continuing operations which is focused on developing its Eagle Ford oil shale properties in South Texas.  During the first three months of 2013, Comstock spent $56.1 million on its continuing development and exploration activities and $2.1 million on acreage and other acquisition costs.  Comstock drilled 11 horizontal oil wells (7.2 net) and had three wells (2.3 net) drilling at March 31, 2013.

Since the beginning of 2013, the Company has completed ten (6.4 net) horizontal Eagle Ford shale wells including six (3.8 net) wells drilled in 2012.  The ten Eagle Ford shale wells that were completed had an average per well initial production rate of 854 barrels of oil equivalent ("BOE") per day.  The 2013 completions have an average initial rate that is 32% higher than the average initial rate in 2012.  The four wells with the highest initial production rates were the Swenson A #1H, the Gloria Wheeler C #1H, the Gloria Wheeler A #3H, and the Rancho Tres Hijos B #1H.  These wells are located in McMullen County and had initial production rates of 1,222, 1,032, 978 and 968 BOE per day, respectively.

Comstock has planned a conference call for 9:30 a.m. Central Time on April 30, 2013, to discuss the operational and financial results for the first quarter of 2013.  Investors wishing to participate should visit the Company's website at www.comstockresources.com for a live web cast or dial 1-877-546-5021 (international dial-in use 857-244-7553) and provide access code 62393735 when prompted.  If you are unable to participate in the original conference call, a web replay will be available approximately 24 hours following the completion of the call on Comstock's website at www.comstockresources.com.  The web replay will be available for approximately one week.  A replay of the conference call will be available beginning at 12:30 p.m. ET April 30, 2013 and will continue until 11:59 p.m. May 7, 2013.  To hear the replay, call 888-286-8010 (617-801-6888 if calling from outside the US).  The conference call ID number is 62248208.

This press release may contain "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995.  Such statements are based on management's current expectations and are subject to a number of factors and uncertainties which could cause actual results to differ materially from those described herein.  Although the Company believes the expectations in such statements to be reasonable, there can be no assurance that such expectations will prove to be correct.

Comstock Resources, Inc. is an independent energy company based in Frisco, Texas and is engaged in oil and gas acquisitions, exploration and development primarily in Texas and Louisiana.  The Company's stock is traded on the New York Stock Exchange under the symbol CRK.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands, except per share amounts)

		Three Months Ended March 31, 2013				Three Months Ended March 31, 2012
		Continuing Operations	Discontinued Operations	Total		Continuing Operations	Discontinued Operations	Total

	Revenues:
	Oil and gas sales	$95,020	$16,299	$111,319		$103,772	$7,917	$111,689
	Gain on sale of oil and gas properties	—	—	—		6,727	—	6,727
	Total revenues	95,020	16,299	111,319		110,499	7,917	118,416

	Operating expenses:
	Production taxes	2,121	693	2,814		3,247	390	3,637
	Gathering and transportation	4,202	331	4,533		7,715	177	7,892
	Lease operating	13,206	6,308	19,514		13,458	1,291	14,749
	Exploration(1)	2,593	—	2,593		1,353	—	1,353
	Depreciation, depletion and amortization	84,967	8,649	93,616		77,311	1,786	79,097
	General and administrative	8,787	—	8,787		8,798	—	8,798
	Impairment of oil and gas properties	—	—	—		49	—	49
	Total operating expenses	115,876	15,981	131,857		111,931	3,644	115,575

	Operating income (loss)	(20,856)	318	(20,538)		(1,432)	4,273	2,841

	Other income (expenses):
	Gain on sale of marketable securities	7,877	—	7,877		26,621	—	26,621
	Realized gain (loss) from derivatives	2,320	—	2,320		(1,354)	—	(1,354)
	Unrealized loss from derivatives	(8,767)	—	(8,767)		(10,187)	—	(10,187)
	Other income	245	—	245		239	—	239
	Interest expense	(17,578)	(3,499)	(21,077	)(2)	(12,303)	(934)	(13,237	)(2)
	Total other income (expenses)	(15,903)	(3,499)	(19,402)		3,016	(934)	2,082

	Income (loss) before income taxes	(36,759)	(3,181)	(39,940)		1,584	3,339	4,923
	Benefit from (provision for) income taxes	12,242	554	12,796		(167)	(3,381)	(3,548)
	Income (loss) from continuing operations	(24,517)	—	(24,517)		1,417	—	1,417
	Loss from discontinued operations, net of taxes	—	(2,627)	(2,627)		—	(42)	(42)
	Net income (loss)	$(24,517)	$(2,627)	$(27,144)		$1,417	$(42)	$1,375

	Net income (loss) per share:
Basic	— income (loss) from continuing operations	$(0.52)	$—	$(0.52)		$0.03	$—	$0.03
	— loss from discontinued operations	—	(0.06)	(0.06)		—	—	—
	— net income (loss)	$(0.52)	$(0.06)	$(0.58)		$0.03	$—	$0.03
Diluted	— income (loss) from continuing operations	$(0.52)	$—	$(0.52)		$0.03	$—	$0.03
	— loss from discontinued operations	—	(0.06)	(0.06)		—	—	—
	— net income (loss)	$(0.52)	$(0.06)	$(0.58)		$0.03	$—	$0.03

Weighted average shares outstanding:
	Basic	46,730	46,730	46,730		46,372	46,372	46,372
	Diluted	46,730	46,730	46,730		46,372	46,372	46,372

(1)   Includes impairments of unevaluated leases of $2.4 million and $1.3 million in the three months ended March 31, 2013 and 2012, respectively.
(2)   $3.0 million and $5.2 million of interest expense was capitalized for the three months ended March 31, 2013 and 2012, respectivley.

COMSTOCK RESOURCES, INC.
OPERATING RESULTS
(In thousands)
	Three Months Ended March 31,
	2013	2012

OPERATING CASH FLOW:

Net income (loss)	$(27,144)	$1,375
Reconciling items:
Loss from discontinued operations	2,627	42
Deferred income taxes	(12,245)	250
Depreciation, depletion and amortization	84,967	77,311
Impairment of oil and gas properties	—	49
Dry hole costs and lease impairments	2,443	1,315
Gain on sale of assets	(7,877)	(33,348)
Unrealized loss on derivatives	8,767	10,187
Debt issuance cost and discount amortization	1,587	944
Stock-based compensation	3,218	3,535
Operating cash flow from continuing operations	56,343	61,660
Excess income taxes from stock-based compensation	1,742	1,405
(Increase) decrease in accounts receivable	(19,724)	5,070
Decrease in other current assets	480	110
Increase in accounts payable and accrued expenses	34,981	48,328
Net cash provided by continuing operations	73,822	116,573
Net cash provided by discontinuing operations(1)	23,530	16,607
Net cash provided by operating activities	$97,352	$133,180

(1) $5.5 million and $5.1 million for the three months ended March 31, 2013 and 2012, respectively, excluding working capital changes.

EBITDAX:

Net income (loss) from continuing operations	$(24,517)	$1,417
Interest expense	17,578	12,303
Provision for (benefit from) income taxes	(12,242)	167
Depreciation, depletion and amortization	84,967	77,311
Exploration	2,593	1,353
Impairments of oil and gas properties	—	49
Gain on sale of assets	(7,877)	(33,348)
Unrealized loss from derivatives	8,767	10,187
Stock-based compensation	3,218	3,535
EBITDAX from continuing operations	72,487	72,974
EBITDAX from discontinued operations	8,967	6,059
Total EBITDAX	$81,454	$79,033

	As of
	March 31, 2013	December 31, 2012
BALANCE SHEET DATA:

Cash and cash equivalents	$6,844	$4,471
Restricted cash	38,400	—
Marketable securities	—	12,312
Derivative financial instruments	2,884	11,651
Other current assets	63,144	43,898
Assets of discontinued operations	562,453	518,934
Property and equipment, net	1,929,840	1,958,687
Other	18,942	19,944
Total assets	$2,622,507	$2,569,897

Current liabilities	$175,335	$110,139
Liabilities of discontinued operations	50,516	33,280
Long-term debt	1,334,957	1,324,383
Deferred income taxes	140,798	149,901
Other non-current liabilities	19,019	18,660
Stockholders' equity	901,882	933,534
Total liabilities and stockholders' equity	$2,622,507	$2,569,897

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2013
	East Texas/ North Louisiana	South Texas		Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	16	410		6	432	174	606
Gas production (MMcf)	13,399	1,781		448	15,628	269	15,897
Total production (MMcfe)	13,495	4,242		484	18,221	1,311	19,532

Oil sales	$1,504	$43,546		$690	$45,740	$14,734	$60,474
Oil hedging gains(1)	—	—		—	2,320	—	2,320
Total oil including hedging	1,504	43,546		690	48,060	14,734	62,794
Natural gas sales	41,157	6,471		1,652	49,280	1,565	50,845
Total oil and gas sales and realized gain from derivatives	$42,661	$50,017		$2,342	$97,340	$16,299	$113,639

Average oil price (per barrel)	$93.58	$106.19		$113.69	$105.82	$84.84	$99.81
Average oil price including hedging (per barrel)	$93.58	$106.19		$113.69	$111.19	$84.84	$103.64
Average gas price (per Mcf)	$3.07	$3.63		$3.69	$3.15	$5.82	$3.20
Average price (per Mcfe)	$3.16	$11.79		$4.84	$5.21	$12.43	$5.70
Average price including hedging (per Mcfe)	$3.16	$11.79		$4.84	$5.34	$12.43	$5.82

Production taxes	$(231)	$2,220		$132	$2,121	$693	$2,814
Gathering and transportation	$3,557	$612		$33	$4,202	$331	$4,533
Lease operating	$7,493	$4,712		$1,001	$13,206	$6,308	$19,514

Production taxes (per Mcfe)	$(0.02)	$0.52		$0.27	$0.12	$0.53	$0.14
Gathering and transportation (per Mcfe)	$0.26	$0.14		$0.07	$0.23	$0.25	$0.23
Lease operating (per Mcfe)	$0.56	$1.12		$2.07	$0.72	$4.81	$1.01

Oil and Gas Capital Expenditures:
Exploratory leasehold	$—	$1,939		$—	$1,939	$6,203	$8,142
Development leasehold	—	184		—	184	—	184
Exploratory drilling	—	—		—	—	—	—
Development drilling	3,047	50,741		—	53,788	49,658	103,446
Other development	1,076	1,137		55	2,268	180	2,448
Total	$4,123	$54,001	(2)	$55	$58,179	$56,041	$114,220

(1)	Reported as realized gain from derivatives in operating results.
(2)	Net of reimbursements received of $8.1 million under the Company's Eagle Ford shale joint venture.

COMSTOCK RESOURCES, INC.
REGIONAL OPERATING RESULTS
(In thousands, except per unit amounts)

	For the Three Months Ended March 31, 2012
	East Texas/ North Louisiana	South Texas	Other	Continuing Operations	Discontinued Operations	Total
Oil production (Mbbls)	27	403	3	433	73	506
Gas production (MMcf)	19,100	2,660	535	22,295	127	22,422
Total production (MMcfe)	19,263	5,075	554	24,892	566	25,458

Oil sales	$2,751	$42,474	$303	$45,528	$7,113	$52,641
Oil hedging losses(1)	—	—	—	(1,354)	—	(1,354)
Total oil including hedging	2,751	42,474	303	44,174	7,113	51,287
Natural gas sales	47,502	9,136	1,606	58,244	804	59,048
Total oil and gas sales and realized loss from derivatives	$50,253	$51,610	$1,909	$102,418	$7,917	$110,335

Average oil price (per barrel)	$101.49	$105.52	$94.88	$105.19	$97.12	$104.02
Average oil price including hedging (per barrel)	$101.49	$105.52	$94.88	$102.06	$97.12	$101.35
Average gas price (per Mcf)	$2.49	$3.43	$3.00	$2.61	$6.33	$2.63
Average price (per Mcfe)	$2.61	$10.17	$3.45	$4.17	$13.99	$4.39
Average price including hedging (per Mcfe)	$2.61	$10.17	$3.45	$4.11	$13.99	$4.33

Production taxes	$801	$2,291	$155	$3,247	$390	$3,637
Gathering and transportation	$6,833	$772	$110	$7,715	$177	$7,892
Lease operating	$8,661	$3,719	$1,078	$13,458	$1,291	$14,749

Production taxes (per Mcfe)	$0.04	$0.45	$0.28	$0.13	$0.69	$0.14
Gathering and transportation (per Mcfe)	$0.35	$0.15	$0.20	$0.31	$0.31	$0.31
Lease operating (per Mcfe)	$0.46	$0.74	$1.94	$0.54	$2.28	$0.58

Oil and Gas Capital Expenditures:
Acquisitions	$—	$—	$—	$—	$3,333	$3,333
Exploratory leasehold	1,595	1,488	—	3,083	3,543	6,626
Development leasehold	345	1,216	—	1,561	—	1,561
Exploratory drilling	368	405	—	773	—	773
Development drilling	68,208	64,438	—	132,646	34,516	167,162
Other development	1,026	607	149	1,782	336	2,118
Total	$71,542	$68,154	$149	$139,845	$41,728	$181,573

(1)	Reported as realized loss from derivatives in operating results.